AMERICAN
ENERGYFIELDS

AMERICAN ENERGY FIELDS, INC. ENTERS PURCHASE AGREEMENT FOR URANIUM PROSPECT

June 1, 2011; Phoenix, AZ; American Energy Fields, Inc. (OTCBB: AEFI; the "Company") is pleased to announce that it has entered into an agreement with Abasaroka Stone LLC for the purchase of the Knight Ridge uranium project in Uinta County, Wyoming. The project is located approximately 12 miles from Interstate-80 and is near Evanston, Wyoming.

The project is located on Bureau of Land Management (BLM) land and is subject to a 1% royalty payable to Abasaroka Stone LLC. The company is required to conduct a minimum $200,000 in exploration within two years of signing of the agreement.

The project is located in Wyoming's overthrust belt in a series of vertically-thrust rocks. Preliminary observations indicate that the uranium minerals may be the result of hydrothermal deposition in vertical fractures, with ore being found in sandstone, conglomerate, and limestone channels within vertical beds. Similar characteristics appear to continue over a 20 mile trend that will be the subject of further study.

Absaroka Stone conducted a radiometric survey and collected samples on the uranium-bearing outcrop, including samples from a 15-foot excavation, with assay results of between 0.35% and 1.28% U_3O_8 and between 0.85% and 1.00% vanadium.

The Company plans to conduct an initial phase of exploration within the next sixty days, including geologic mapping, a grid radon survey, and surface sampling. Following the initial phase, the Company plans to conduct a drill program to ascertain a uranium and/or vanadium resource.

Company President and CEO Joshua Bleak stated, "We are pleased to include this uranium prospect in our project portfolio. This is our first acquisition in Wyoming. We anticipate that this will be the first in a series of acquisitions that will bolster our foothold in Wyoming, one of the top uranium producing states."

About American Energy Fields, Inc.

American Energy Fields, Inc. is a resource company focused on exploring and developing the natural energy resources of the United States. American Energy Fields' corporate strength lies in its management's experience in the finance and natural resource sectors. AEFI has one of the most prolific mining databases for energy related projects within the United States. With this database, AEFI will target and acquire projects with previous production and/or exploration and work towards fully developing those projects to drive revenues and build core reserves.

For further information please contact:

Corporate Office

3266 W Galveston Dr. Suite 101
Apache Junction, AZ 85120

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.